Exhibit 99.6

ARTICLES OF RESTATEMENT

OF

FRANKLIN COVEY CO.

In accordance with Section 16-10a-1007 of the Utah Revised Business Corporation Act (the “Act”), Franklin Covey Co., a Utah corporation (the “Company”), hereby certifies as follows:

1.  The name of the corporation is Franklin Covey Co.

2.  The text of the Amended and Restated Articles of Incorporation (the “Restated Articles”), amending and restating the Company’s Revised Articles of Incorporation, is attached hereto as Exhibit A and is incorporated herein by this reference. The Restated Articles supersede the original Articles of Incorporation of the Company and all prior amendments thereto (the “Prior Articles”).

3.  The Restated Articles were adopted by the Company’s Board of Directors on November 12, 2004 and the shareholders at the annual meeting of the shareholders held March 4, 2005 (the “Shareholders’ Meeting”), in accordance with the requirements of the Act.

4.  As of January 7, 2005, the record date for the Shareholders’ Meeting (the “Record Date”), the following voting groups were entitled to vote separately on the Restated Articles:

•
Common Stock. With respect to the voting group comprised of the holders of the common stock, par value $0.05 per share (the “Common Stock”), (i) the number of outstanding shares of Common Stock was 20,654,403, (ii) the number of votes entitled to be cast by the holders of Common Stock was 20,654,403 and (iii) the number of Common Stock votes indisputably represented at the Shareholders’ Meeting was 20,011,056.

•
Series A Preferred Stock. With respect to the voting group comprised of the holders of the Series A Preferred Stock, no par value per share, (the “Series A Preferred Stock”), (i) the number of outstanding shares of Series A Preferred Stock was 873,457.404, (ii) the number of votes entitled to be cast by the holders of Series A Preferred Stock was 873,457.404 and (iii) the number of Series A Preferred Stock votes indisputably represented at the Shareholders’ Meeting was 838,121.47.

•
Series B Preferred Stock. No shares of Series B Preferred Stock, no par value per share, were outstanding, and therefore no holders were entitled to vote at the Shareholders’ Meeting as a voting group.

•
Common Equivalent Shares. With respect to the voting group comprised of the holders of the Common Stock and the Series A Preferred Stock based upon the Common Stock voting power attributable to the Series A Preferred Stock as set forth in the Prior Articles (collectively, the “Common Equivalent Group”), (i) the number of outstanding shares of Common Stock was 20,654,403 and the number of outstanding shares of Series A Preferred Stock was 873,457.404, (ii) the number of votes entitled to be cast by the Common Equivalent Group was 27,642,068 and (iii) the number of Common Equivalent Group votes indisputably represented at the Shareholders’ Meeting was 26,716,026.

5.  For each voting group, the following number of votes were cast in favor of approving the following provisions in the Restated Articles:

(a)  To modify the rights, preferences and limitations of the Series A Preferred Stock and the Series B Preferred Stock: (i) 15,279,881 Common Equivalent Group votes, (ii) 8,617,174 Common Stock votes and (iii) 832,838.6 Series A Preferred Stock votes. For each voting group, the number of votes cast in favor of these provisions in the Restated Articles was sufficient for approval by such voting group.

(b)  To effect a one-to-four forward split of each outstanding share of Series A Preferred Stock: (i) 15,280,572 Common Equivalent Group votes and (ii) 832,919.86 Series A Preferred Stock votes. For each voting group, the number of votes cast in favor of these provisions in the Restated Articles was sufficient for approval by such voting group.

(c)  To increase the Company’s authorized Preferred Stock, no par value per share, from 4,000,000 to 14,000,000 shares: (i) 15,205,366 Common Equivalent Group votes, (ii) 8,541,984 Common Stock votes and (iii) 832,922.98 Series A Preferred Stock votes. For each voting group, the number of votes cast in favor of this provision in the Restated Articles was sufficient for approval by such voting group.

(d)  To increase the number of shares of Preferred Stock designated as Series A Preferred Stock from 1,500,000 to 4,000,000 shares: (i) 15,220,527 Common Equivalent Group votes and (ii) 832,922.98 Series A Preferred Stock votes. For each voting group, the number of votes cast in favor of this provision in the Restated Articles was sufficient for approval by such voting group.

(e)  To increase the number of shares of Preferred Stock designated as Series B Preferred Stock from 400,000 to 4,000,000 shares: (i) 15,222,695 Common Equivalent Group votes and (ii) 832,841.73 Series A Preferred Stock votes. For each voting group, the number of votes cast in favor of this provision in the Restated Articles was sufficient for approval by such voting group.

(f)  To eliminate from or modify in the Prior Articles certain miscellaneous provisions such as simplifying the provision providing for a detailed list of the purposes of the Company, eliminating the provision designating the Company’s registered office and agent, eliminating the provision authorizing the Board of Directors to make partial liquidating distributions or to encumber the Company’s assets and eliminating the provision addressing interested director transactions, which is substantially similar to a provision of the Act concerning interested director transactions: (i) 15,195,105 Common Equivalent Group votes and (ii) 832,838.79 Series A Preferred Stock votes. For each voting group, the number of votes cast in favor of this provision in the Restated Articles was sufficient for approval by such voting group.

IN WITNESS WHEREOF, these Articles of Restatement have been executed on behalf of the Company as of this 4th day of March, 2005.

FRANKLIN COVEY CO.

By:	/s/ ROBERT A. WHITMAN
Name:	Robert A. Whitman
Title:	Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

FRANKLIN COVEY CO.

ARTICLE I

The name of the corporation is Franklin Covey Co. (the “Company”).

ARTICLE II

The duration of the Company is perpetual.

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act, as amended (the “Act”).

ARTICLE IV

The Company is authorized to issue two classes of stock, which shall be designated, respectively, as common stock, par value $0.05 per share (“Common Stock”), and preferred stock, no par value (“Preferred Stock”). The total number of shares of capital stock that the Company shall have authority to issue is 54,000,000, consisting of 40,000,000 shares of Common Stock, and 14,000,000 shares of Preferred Stock.

The designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each class of stock, and the express grant of authority to the Board of Directors to fix by resolution the designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each share of Preferred Stock which are not fixed by these Amended and Restated Articles of Incorporation, are as follows:

A.  Common Stock.

1.  Dividends. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of the Articles of Incorporation, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Company as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Company legally available therefor.

2.  Liquidation; Dissolution. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and after payment or provision for payment to the holders of each series of Preferred Stock of all amounts required in accordance with Section B.3 of this Article IV, the remaining assets and funds of the Company shall be divided among and paid to the holders of Common Stock.

3.  Voting.

(a)  At every meeting of the stockholders every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of such Stock standing in his name on the stock transfer records of the Company.

(b)  No shareholder shall have the right to cumulate votes in the election of directors.

4.  Preemptive Rights. No holder of shares of Common Stock of the Company shall, as such holder, be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the Board of Directors on such terms and for such consideration, so far as may be permitted by law, and to such persons, as the Board of Directors in its absolute discretion may deem advisable.

B.  Preferred Stock.

1.  Number; Series. The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in Section C of this Article IV or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Company, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

(a)  The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

(b)  The dividend rate of such series, the conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or on the other series of the same class, and whether dividends shall be cumulative or noncumulative;

(c)  The conditions upon which the shares of such series shall be subject to redemption by the Company and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(d)  Whether or not the shares of the series shall be subject to the operation of retirement or sinking fund provisions to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(e)  Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(f)  Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, subject to the limitations hereinafter set forth, the terms of such voting rights;

(g)  The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon distribution of assets of the Company; and

(h)  Any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation.

2.  Dividends. The holders of the shares of Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of the funds legally available for the payment of dividends, dividends at the rate fixed by the Board of Directors for such series for the current period and, if cumulative, for all prior periods for which such dividends are cumulative, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for all applicable series of Preferred Stock, the Board of Directors may, subject to the provisions of Section C of this Article IV or the resolution or resolutions creating the series of Preferred Stock, declare and pay dividends on the Common stock as provided in Section A.1 of this Article IV, and the holders of shares of Preferred Stock shall not be entitled to share therein, except as otherwise provided in the resolution or resolutions creating any series.

3.  Liquidation; Dissolution. The holders of the Preferred Stock of each series shall be entitled upon liquidation or dissolution of the Company to such preferences as are provided in Section C of this Article IV or the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Company shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share in all assets of the Company remaining as provided in Section A.2 of this Article IV. If, upon such liquidation, dissolution or winding up, the assets of the Company distributable as aforesaid among the holders of the Preferred Stock is insufficient to permit the payment to them of said preferential amounts, then such assets shall be distributed ratably among such holders in proportion to the respective total amounts which they shall be entitled to receive as provided in this Section B.3.

4.  Voting. Except as otherwise provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock or by the Act, the Common Stock issued and outstanding shall have and possess the exclusive power to vote for the election of directors and for all other purposes as provided in Section A.3 of this Article IV.

5.  Preemptive Rights. Except as may be provided in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, no holder of shares of the Preferred Stock of the Company shall, as such holder, be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the Board of Directors on such terms and for such consideration, so far as may be permitted by laws, and to such persons, as the Board of Directors in its absolute discretion may deem advisable.

C.  Series A and Series B Preferred Stock.

1.  Certain Defined Terms, Etc. In addition to the terms defined elsewhere herein, certain terms used in this Article IV.C with initial capital letters have the meanings given to them in Section 11. References in this Article IV.C to Sections are, unless otherwise stated, references to Sections of this Article IV.C.

2.  Designation.

(a)  4,000,000 shares of Preferred Stock of the Company are designated as “Series A Preferred Stock” having the powers, preferences and relative participating, optional and other special rights and the qualifications, limitations or restrictions thereof as set forth in this Article IV.C (the “Series A Preferred”).

Effective as of the date these Restated Articles are duly filed with the Utah Department of Commerce, Division of Corporations and Commercial Code (the “Effective Date”), each share of Series A Preferred issued and outstanding immediately prior to the Effective Date (the “Old Series A Stock”) shall automatically and without any action on the part of the holder thereof be split, reclassified, changed and converted into four shares of Series A Preferred (the “New Series A Stock”). The foregoing forward stock split shall be subject to the treatment of fractional share interests as described below.

Each holder of a certificate or certificates, which immediately prior to the Effective Date represented outstanding shares of Old Series A Stock (the “Old Series A Certificates”), shall be entitled to receive, as soon as reasonably practicable following the surrender of such Old Series A Certificates to the Company or the Company’s transfer agent for cancellation, a new certificate or certificates (the “New Series A Certificates”) representing that number of whole shares of the New Series A Stock into which and for which the shares of the Old Series A Stock, formerly represented by such Old Series A Certificates so surrendered, are reclassified under the terms hereof. Each New Series A Certificate issued by the Company shall bear the legend required by Section 8(b)(iii).

From and after the Effective Date, and until such certificates are surrendered, the Old Series A Certificates shall be deemed for all corporate purposes to evidence ownership of that number of whole shares of the New Series A Stock into which and for which the shares of the Old Series A Stock have been reclassified under the terms hereof. No certificates or scrip representing fractional share interests in New Series A Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company.  A holder of Old Series A Certificates shall receive, as soon as reasonably practicable following the surrender of such certificates, in lieu of any fraction of a share of New Series A Stock to which the holder would otherwise be entitled, a cash payment therefor.  Such cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by $25.00.  If more than one Old Series A Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Series A Stock for which New Series A Certificates shall be issued shall be computed on the basis of the aggregate number of shares of New Series A Stock represented by the Old Series A Certificates so surrendered.  In the event that the Company or the Company’s transfer agent determines that a holder of Old Series A Certificates has not tendered all such certificates for exchange, the Company or the Company’s transfer agent shall carry forward any fractional share of New Series A Stock until all Old Series A Certificates held by such holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share of New Series A Stock held by such person.  All references elsewhere in these Restated Articles to the “Series A Preferred” shall, after the Effective Date, refer to the New Series A Stock.

(b)  4,000,000 shares of Preferred Stock of the Company are designated as “Series B Preferred Stock” having the powers, preferences and relative participating, optional and other special rights and the qualifications, limitations or restrictions thereof as set forth in this Article IV.C (the “Series B Preferred”). The Series A Preferred and the Series B Preferred are together referred to herein as the “Senior Preferred.”

3.  Dividends and Distributions.

(a)  The holders of shares of Senior Preferred, if any, and in preference to the holders of Common Stock, and of any other class or series of Preferred Stock or other capital stock of the Company (together with the Common Stock, “Junior Stock”), will be entitled to receive dividends at an annual rate of $2.50 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (such dividends, “Regular Dividends”), payable quarterly in arrears on the 15th day of each of March, June, September and December of each year or such other dates as are the 15th day of the month following the end of each of the Company’s fiscal quarters (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend will be payable on the next day that is not a legal holiday) (the “Dividend Payment Date”), commencing, with respect to each share of Senior Preferred, on the first date on which such share of Senior Preferred is issued (the “Initial Issuance Date”) to such holders, prior and in preference to any declaration or payment of any dividend on any Junior Stock; provided that dividends on shares of Series B Preferred issued upon conversion of shares of Series A Preferred will commence on the Initial Issuance Date of the shares of Series A Preferred that are converted into such shares of Series B Preferred. Regular Dividends will be cumulative and accrue with respect to each outstanding share of Senior Preferred from the date dividends commence on such share (the “Dividend Commencement Date”), whether or not declared by the Board and whether or not there are funds of the Company legally available for payment of such dividends. No accrued or accumulated dividends on the Senior Preferred will bear interest.

(b)  Each Regular Dividend will be payable to holders of record as they appear on the stock books of the Company on the last day of each fiscal quarter of the Company.

4.  Voting Rights.

(a)  In addition to the rights provided in Sections 4(b), 4(c) and 4(d), holders of record of Series A Preferred (the “Series A Holders”) will have the right to vote or consent in writing together with the Common Stock on all matters presented to the holders of Common Stock as set forth in Section 4(e). Apart from the rights provided in Sections 4(b), 4(c) and 4(d), holders of record of Series B Preferred (the “Series B Holders”) will have no voting rights.

(b)  In addition to the voting rights provided by Sections 4(a), 4(c) and 4(d), as long as any shares of Senior Preferred are outstanding, the affirmative vote or consent of the holders of a majority of the then-outstanding shares of Senior Preferred, voting as a separate voting group, will be required in order for the Company to:

(i)  amend, alter or repeal, whether by merger, consolidation or otherwise, the terms of this Article IV.C or any other provision of the Restated Articles, in any way that adversely affects any of the powers, designations, preferences and relative, participating, optional and other special rights of the Senior Preferred, and the qualifications, limitations or restrictions thereof;

(ii)  issue any shares of capital stock ranking prior or superior to, or on parity with, the Senior Preferred with respect to dividends or other distributions or upon liquidation, dissolution or winding up of the Company, or issue any Junior Stock other than Common Stock;

(iii)  subdivide or otherwise change shares of Senior Preferred into a different number of shares whether in a merger, consolidation, combination, recapitalization, reorganization or otherwise; or

(iv)  issue any shares of Senior Preferred other than in accordance with this Article IV.C.

(c)  In addition to the voting rights provided by Sections 4(a), 4(b) and 4(d), the affirmative vote or consent of the holders of a majority of the then-outstanding shares of Senior Preferred, voting as a separate voting group, will be required for the Company to declare or pay any dividends or other distributions on or in respect of Junior Stock (a “Junior Stock Dividend”); provided, however, that such affirmative vote or consent of the holder of Senior Preferred shall not be required for any proposed Junior Stock Dividend if (i) the Company has paid all Regular Dividends for all fiscal quarters preceding the fiscal quarter in which the Company proposes to pay such Junior Stock Dividend and (ii) the Company has reserved sufficient funds to pay the Regular Dividend that will become payable for such fiscal quarter in which the Company proposes to pay a Junior Stock Dividend in accordance with Section 3.

(d)  In addition to the voting rights provided by Sections 4(a), 4(b) and 4(c), whenever dividends of the Senior Preferred shall be in arrears in an amount equal to at least six quarterly dividends (whether or not consecutive), the number of members of the Board shall be increased by two and the holders of the Senior Preferred (voting as a voting group) will be entitled to vote for and elect such two additional directors of the Company at any meeting of shareholders of the Company at which directors are to be elected during the period such dividends remain in arrears. Whenever the right to elect directors shall have accrued to the holders of the Senior Preferred, the proper officers of the Company shall call a meeting for the election of such directors, such meeting to be held not less than 45 nor more than 90 days after the accrual of such right. The right of the holders of the Senior Preferred to vote for such two additional directors shall terminate when all accrued and unpaid dividends on the Senior Preferred have been paid or set apart for payment. The term of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of the Senior Preferred to vote for such two additional directors. In connection with such right to vote, each holder of Senior Preferred will have one vote for each share of Senior Preferred held.

(e)  On all matters presented before the holders of the Common Stock for their vote or consent, each share of Series A Preferred will be entitled to the number of votes equal to two shares of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to shares of Common Stock); provided, however, the aggregate number of votes attributable to any Series A Holder’s shares of Series A Preferred shall be reduced by the sum of (x) the number of shares of Common Stock acquired by such Series A Holder upon the exercise of any warrant issued to such Series A Holder pursuant to the Preferred Stock Amendment and Warrant Issuance Agreement dated November 29, 2004 between the Company and the investor identified therein (each, a “Warrant”) and (y) the number of shares of Common Stock purchasable upon exercise of any Warrant that has been sold or transferred by such Series A Holder to any other person or entity.

(f)  Notwithstanding any other provision of the Restated Articles or Bylaws of the Company, the holders of a majority of the then-outstanding Senior Preferred may consent in writing to any matter about which a class vote is contemplated by Section 4(b), 4(c) or 4(d), which written consent when so executed by the holders of a majority of the then-outstanding Senior Preferred will be deemed, subject to applicable Utah law, to satisfy the requirements of Section 4(b), 4(c) or 4(d), as applicable.

5.  Reacquired Shares. Any shares of Senior Preferred that are issued and thereafter cease to be issued and outstanding for any reason, whether because shares of Series A Preferred are converted into shares of Series B Preferred pursuant to Section 8 or shares of Senior Preferred are purchased or otherwise acquired by the Company in any manner whatsoever, will reduce the number of authorized shares of either Series A Preferred or Series B Preferred, as applicable, will be restored to the status of authorized but unissued shares of Preferred Stock of the Company, and may be reissued as part of a new series of Preferred Stock of the Company subject to the conditions and restrictions on issuance set forth herein or in any other articles of amendment creating a series of Preferred Stock or any other stock of the Company.

6.  Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution will be made to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Senior Preferred shall have received in cash $25.00 per share (the “Liquidation Price”) plus accrued and unpaid dividends to the date of payment. Neither a consolidation or merger of the Company with another corporation or other legal entity, nor a sale or transfer of all or part of the Company’s assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company for purposes of this Section 6.

7.  Redemption.

(a)  Redemption Right. The shares of Senior Preferred will not be redeemable, except as otherwise agreed between the Company and any holder or holders of Senior Preferred and except that (i) during the period beginning on March 8, 2005 and ending on March 8, 2006 (the “Initial Redemption Period”), the Company may, upon 15 business days prior notice to the holders of Senior Preferred, redeem all or any portion of the then-outstanding Senior Preferred at 100% of the then-applicable Liquidation Price plus accrued and unpaid dividends to the date of payment and (ii) beginning on the fifth anniversary of the expiration of the Initial Redemption Period, the Company may, upon 15 business days prior notice to the holders of Senior Preferred, redeem all or any portion of the then-outstanding Senior Preferred at 101% of the then-applicable Liquidation Price plus accrued and unpaid dividends to the date of payment. Any partial redemption effected pursuant to this Section 7 shall be made on a pro-rata basis among the holders of Senior Preferred in proportion to the shares of Senior Preferred then held by them. Notwithstanding anything to the contrary, the mandatory conversion of shares of Series A Preferred into shares of Series B Preferred pursuant to Section 8 hereof may occur at any time during the notice periods set forth in clauses (i) and (ii) of this Section 7(a).

(b)  Redemption Notice. Any notice of redemption given pursuant to Section 7(a) (“Redemption Notice”) will be given in writing by the Company by first class mail, postage prepaid, to each holder of record of Senior Preferred on the record date fixed for such redemption by the Board at such holder’s address as it appears on the stock books of the Company, provided that no failure to give such notice nor any deficiency therein will affect the validity of the procedure for redemption of any shares of Senior Preferred except as to the holder or holders to whom the Company has failed to give such notice or whose notice was defective. The Redemption Notice will state:

(i)  the redemption price;

(ii)  the total number of shares of Senior Preferred being redeemed;

(iii)  the date fixed for redemption by the Board, which date will occur within the applicable redemption period specified in Section 7(a) above (the “Redemption Date”);

(iv)  the place or places and manner in which the holder is to surrender his or her certificate(s) to the Company; and

(v)  that dividends on the shares of Senior Preferred to be redeemed will cease to accumulate on the Redemption Date unless the Company defaults on the redemption price.

Upon surrender of the certificate(s) representing shares of Senior Preferred that are the subject of redemption pursuant to Section 7(a), duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice and on the Redemption Date, the full redemption price for such shares will be paid in cash to the Person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate will be canceled and retired.

(c)  Senior Dividends. On and after the Redemption Date or on or after the date of redemption otherwise agreed upon by and between the Company and any holder or holders of shares of Senior Preferred, unless the Company defaults in the payment in full of the applicable redemption price, dividends on the Senior Preferred to be redeemed will cease to accumulate, and all rights of the holders thereof will terminate with respect thereto on the Redemption Date (or such other redemption date, if applicable), other than the right to receive the applicable redemption price; provided, however, that if a Redemption Notice has been given as provided in Section 7(b) and the funds necessary for redemption (including an amount in cash in respect of all dividends that will accumulate to the Redemption Date) have been irrevocably deposited in trust with a bank having an aggregate shareholders’ equity of at least $5.0 billion for the equal and ratable benefit of all holders of shares of Senior Preferred that are to be redeemed, then, at the close of business on the day on which such funds are deposited in trust, dividends on the Senior Preferred to be redeemed will cease to accumulate and the holders thereof will cease to be shareholders of the Company and be entitled only to receive the redemption price.

8.  Conversion.

(a)  No Optional Conversion. Neither the Series A Preferred nor the Series B Preferred will be convertible into the Common Stock or any other class or series of the Company’s capital stock except as provided in Section 8(b).

(b)  Mandatory Conversion.

(i)  If any Series A Holder voluntarily or involuntarily transfers, sells, assigns, devises, distributes or bequeaths any of such Series A Holder’s interest in any shares of Series A Preferred (including, without limitation, the power to vote or provide a consent with respect to any shares of Series A Preferred by proxy or otherwise) (a “Transfer”) to any Person (the “Transferee”) other than a Permitted Transferee, then each share of Series A Preferred subject to such Transfer automatically, without any action on the part of the Company or such Series A Holder, will be deemed to be converted into one share of fully paid and non-assessable Series B Preferred immediately before such transfer is completed. In the event of such a transfer, the Company and the transfer agent for the Series A Preferred, if any (the “Transfer Agent”), shall not register the transfer of such shares of Series A Preferred except to the Company or a Permitted Transferee of such Series A Holder; provided, however, that such restrictions on transfer shall not apply to a Business Combination of the Company with or into another corporation or entity, if the Company is not the Surviving Person.

(ii)  Notwithstanding anything to the contrary set forth herein, any Series A Holder may pledge such Series A Holder’s shares to a financial institution pursuant to a bona fide pledge of such shares as collateral security of indebtedness due to the pledgee; provided, however, that such shares shall remain subject to the provisions of this Section 8(b) and may not be voted by the pledgee and, upon any transfer of such shares to the pledgee, such shares shall convert into Series B shares in accordance with paragraph (i) above.

(iii)  Each certificate representing shares of Series A Preferred shall be endorsed with a legend that states that immediately prior to any Transfer of such shares of Series A Preferred such shares automatically will be converted into shares of Series B Preferred in accordance with the Restated Articles, and no such transfer will be valid unless such transfer has been recorded in stock transfer records kept by the Company or the Transfer Agent.

(iv)  To effect any Transfer of Series A Preferred (which shall be converted into shares of Series B Preferred immediately prior to such Transfer as set forth in this Section 8(b)), the Series A Holder proposing to transfer such converted shares of Series A Preferred must surrender the certificate(s) representing such shares at the office of the Company or the Transfer Agent for the Series A Preferred with instructions identifying the Transferee proposed to receive converted shares of Series B Preferred. Thereupon, there shall be issued and delivered to such Transferee at such office in the name of the Transferee a certificate or certificates for the number of shares of Series B Preferred into which the Series A Preferred were converted.

(c)  Reservation of Stock Issuable Upon Conversion. The Company will at all times reserve and keep available out of its authorized but unissued shares of Series B Preferred solely for the purpose of effecting the conversion of the shares of the Series A Preferred such number of its shares of Series B Preferred as will from time to time be sufficient to effect the conversion of all then-outstanding shares of the Series A Preferred; and if at any time the number of authorized but unissued shares of Series B Preferred will not be sufficient to effect the conversion of all then-outstanding shares of the Series A Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series B Preferred to such number of shares as will be sufficient for such purpose.

9.  Fractional Shares. Following the split of the Old Series A Stock into the New Series A Stock, the Senior Preferred may not be issued in fractions of a share.

10.  Rank. The Series A Preferred and the Series B Preferred will have equal rank. The Senior Preferred will rank senior as to all capital stock of the Company, including all Junior Stock, in each case as to the payment of dividends or other distributions or upon liquidation, dissolution or winding up.

11.  Certain Defined Terms. In addition to the terms defined elsewhere in this Article IV.C, the following terms will have the following meanings when used herein with initial capital letters:

(a)  “Affiliate” of any Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; and, for purposes of this definition only, “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise;

(b)  “Business Combination” means any merger, consolidation, combination, recapitalization, reorganization or other transaction (whether or not the Company is the Surviving Person);

(c)  “Permitted Transferee” means, with respect to any Series A Holder, any Person that is (i) an Affiliate of such Series A Holder, (ii) a stockholder, partner or member or other equity owner holding at least 5% of the outstanding equity of such Series A Holder (calculated on a fully diluted basis), or (iii) such Series A Holder’s immediate family member or a trust for the benefit of such Series A Holder;

(d)  “Person” means any individual, firm, corporation or other entity and included any successor (whether by merger or otherwise) of such entity; and

(e)  “Surviving Person” means the continuing, surviving or resulting Person in a Business Combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Company, or the Person consolidating with or merging into the Company in a Business Combination in which the Company is the continuing or surviving Person, but in connection with which the Senior Preferred is exchanged or converted into the securities of any other Person or the right to receive cash or any other property.

ARTICLE V

To the fullest extent permitted by the Act or pursuant to any successor statute with similar effect, no director shall be liable to the Company or its shareholders for monetary damages. If the laws of the State of Utah are amended after the adoption of these Amended and Restated Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the laws of the State of Utah, as so amended. The Company is authorized to indemnify directors and officers of the Company to the fullest extent permitted under applicable laws. Any repeal or modification of any applicable law or the foregoing provisions of this Article V shall not adversely affect any right of indemnification or limitation of liability of a director of the Company relating to acts or omissions occurring prior to such repeal or modification.